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Eye  Care  Centers  of  America,  Inc.                         Exhibit  21.1
Subsidiaries  of  the  Registrant
For  the  Year  Ended  12/29/01


                                                       Jurisdiction of  Name under which the
Subsidiary                                             Incorporation    subsidiary does business
-----------------------------------------------------  ---------------  ---------------------------------

Enclave Advancement Group, Inc.(A)                     Texas            Enclave Advancement Group, Inc.

ECCA Managed Vision Care, Inc.(A)                      Texas            ECCA Managed Vision Care, Inc.

Visionworks Holdings, Inc.(A)                          Florida          Visionworks Holdings, Inc.

Visionworks, Inc.(B)                                   Florida          Visionworks

Visionworks Properties, Inc.(B)                        Florida          Visionworks Properties, Inc.

Eye Care Holdings, Inc. (A)                            Delaware         Eye Care Holdings, Inc.

Hour Eye's, Inc. (C)                                   Maryland         Hour Eyes

Metropolitan Vision Services, Inc. (C)                 Virginia         Metropolitan Vision Services

Visionary Retail Management, Inc. (C)                  Delaware         Visionary Retail Management, Inc.

Visionary Properties, Inc. (C)                         Delaware         Visionary Properties, Inc.

Visionary MSO, Inc. (C)                                Delaware         Visionary MSO, Inc.

Stein Optical, Inc. (C)                                Delaware         Stein Optical, Inc.

Vision World, Inc. (C)                                 Delaware         Vision World, Inc.

Eye DRx Retail Management, Inc. (C)                    Delaware         Eye DRx Retail Management, Inc.


(A)  100% owned by Eye Care Centers of America, Inc.
(B)  100% owned by Visionworks Holdings, Inc.
(C)  100% owned by Eye Care Holdings, Inc.
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